Exhibit 10.1
EIGHTH MODIFICATION AGREEMENT
(Increase)

THIS EIGHTH MODIFICATION AGREEMENT (this “Agreement”), effective as of the 17th day of March 2010, is by and between UNITED BANK, a Virginia banking corporation (the “Bank”); and VERSAR, INC. a Delaware corporation (“Versar”), GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company (“Geomet”), VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation (“VGS”), VEC CORP., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. (“VEC”), VERSAR INTERNATIONAL, INC., a Delaware corporation, formerly known as VIAP, Inc. (“Versar International”) and ADVENT ENVIRONMENTAL, INC., a Kentucky corporation (“Advent” and, together with Versar, Geomet, VGS, VEC and Versar International, individually and collectively, the “Borrower”).

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the “Note”); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 12, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), that certain Fourth Modification Agreement dated as of September 28, 2006, as increased to Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) pursuant to that certain Fifth Modification Agreement dated as of September 24, 2007, that certain Sixth Modification Agreement dated September 30, 2009, and that certain Seventh Modification Agreement dated January 5, 2010, and as otherwise amended, extended, increased, replaced and supplemented from time to time, the “Loan Agreement”);

                         WHEREAS, the Borrower is in violation of Section VI(C)(16) of the Loan Agreement for failing to add Versar International as a co-borrower (the “Versar International Default”);

                         WHEREAS, on or about the effective date hereof, Versar entered into that certain Stock Purchase Agreement with Advent and the shareholders of Advent (the “Purchase Agreement”), in which Versar, on the Closing Date (as defined in the Purchase Agreement), will purchase and acquire from the Shareholders (as defined in the Purchase Agreement) all or substantially all of the share capital and voting ownership interests of Advent, free and clear of all Liens, for the Purchase Price (as said terms are defined in the Purchase Agreement) (the “Acquisition”).  Upon the Closing Date, Advent will become a wholly-owned subsidiary of Versar.  As part of the Purchase Price of Advent, Versar will issue Seller Notes (as defined in the Purchase Agreement) to the Shareholders in the aggregate principal amount of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00), subject to adjustment pursuant to the Purchase Agreement.  Unless consented to by the Bank, the Acquisition would violate the provisions of Sections VI(C)(7), (12) and (16) of the Loan Agreement; and

WHEREAS, in furtherance of the Acquisition, the Bank and each Borrower are entering into that certain Joinder Agreement (the “Joinder Agreement”) dated as of the date hereof to add Versar International and Advent as co-borrowers under the Loan Agreement.  Moreover, the Borrower has requested that the Bank (i) consent to the Acquisition, (ii) waive the Versar International Default, (iii) increase the principal amount of the Note and (iv) make certain other modifications to the Loan Agreement as more fully set forth herein, and the Bank has consented to such requests subject to the execution of this Agreement and the satisfaction of the conditions specified herein.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  All capitalized terms used in this Agreement will have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined in this Agreement.

2.           Consent and Waiver.  Subject to the satisfaction of the terms and conditions of Sections 3 and 10 below, the Bank hereby (i) consents to the Acquisition, the Purchase Agreement and the transactions contemplated thereby and agrees that neither the Acquisition, nor the Purchase Agreement, nor the transactions contemplated thereby, shall constitute a Default under Sections VI(C)(7), (12) and (16) of the Loan Agreement and (ii) waives the Versar International Default.  Additionally, notwithstanding anything to the contrary in the Loan Agreement, Bank hereby agrees that Advent Environmental Puerto Rico, Inc. (the “Dissolving Puerto Rican Subsidiary”) is not subject to the requirements of Section VI(C)(16) of the Loan Agreement, which among other things, requires that any Subsidiary of Versar be added as a Borrower and become jointly and severally liable with each other Borrower for the payment in full of the Obligations.  The consent and waiver as set forth above shall not be deemed or otherwise construed to constitute a waiver of any provisions of the Loan Agreement in connection with any other transaction, and the waivers contained herein are otherwise subject to Sections VIII(B) and (E) of the Loan Agreement.

3.           Dissolution of Puerto Rican Subsidiary.  The Borrower hereby acknowledges and agrees (a) that Advent is in the process of dissolving the Dissolving Puerto Rican Subsidiary, (b) that the Dissolving Puerto Rican Subsidiary is neither an operating entity or owns any material property or assets, (c) that no Borrower shall cause or permit any property or assets to be conveyed, sold or otherwise transferred to the Dissolving Puerto Rican Subsidiary, and (d) the dissolution of the Dissolving Puerto Rican Subsidiary shall be completed on or before May 31, 2010.

4.           Amendments to Loan Agreement.  Subject to the satisfaction of the terms and conditions of Section 10 below, from and after the date of this Agreement, the Loan Agreement and Loan Documents are hereby amended as follows:

  (a)         The definition of “Eligible Accounts” in Section I(A) of the Loan Agreement is hereby amended by adding the following subsection after section (xi):

        (xii)        accounts of any Account Debtor if 50% or more of such accounts are unpaid more than 90 days after the date of the original bill.

  (b)         Section II(E) of the Loan Agreement is hereby amended by replacing it with the following:

  (E)         Fees.

(1)         Administrative Fee.  During the Commitment Period, the Borrower shall pay to the Bank an administration fee of $1,000.00 per month, commencing on the same day of the month following the Effective Date, and on the Date of Maturity.

(2)         Letter of Credit Fee.  The Borrower shall pay to the Bank a non-refundable letter of credit fee in the amount equal to the greater of (a) two percent (2.0%) per annum of the outstanding amount of each Letter of Credit or (b) $450.00.  For each Letter of Credit, said fee shall be payable in advance on the date a Letter of Credit is issued, and on each anniversary of the issuance thereof, for the number of days the Letter of Credit is to be outstanding (calculated on the basis of a year of 360 days).

  (c)         Section II(F)(1) of the Loan Agreement is hereby amended by replacing it with the following:

(1)        As a subfeature under the Commitment, the Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Applications, to make loans to the Borrower by issuing Letters of Credit for the account of any Borrower (“Letter of Credit Loans”); provided, that the amount allocated to the Letter of Credit Loans is a permissive use of such amount, and not a mandatory allocation of the proceeds of the Commitment.  At no time shall the Outstanding Letter of Credit Balance exceed the lesser of (i) $5,000,000.00 and (ii) Commitment minus the outstanding principal balance of Advances at such time (the “Letter of Credit Commitment”).  Each Letter of Credit shall be issued for a term not to exceed one (1) year, although any Letter of Credit may be automatically renewed in accordance with the terms and conditions of said Letter of Credit and the related Application.  A Letter of Credit may be denominated only in U.S. Dollars.  Each draft paid by the Bank under a Letter of Credit shall, if such amount is available under the Letter of Credit Commitment, be deemed an Advance and shall accrue interest at the rate then applicable under the Note.  To the extent the amount of a draft paid by the Bank as aforesaid is unavailable under the Letter of Credit Commitment, said amount shall be payable by the Borrower ON DEMAND and until paid in full shall accrue interest at the rate then applicable under the Note.  Subject to the foregoing, the Borrower may borrow under this Section II(F)(1), prepay and re-borrow.

  (d)         Section VI(A)(4) of the Loan Agreement is hereby amended by replacing “$22,500,000.00” with “$17,500,000.00”.

5.           Increase in Principal Sum of Note.  The maximum principal amount of the Note is hereby increased from Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00) to Ten Million and no/100 Dollars ($10,000,000.00).  The definition of “Principal Sum” in the Note is hereby changed to “Ten Million and no/100 Dollars ($10,000,000.00)”.

6.           Field Examinations.  The Borrower shall allow the Bank to audit the Borrower’s Collateral at the Borrower’s expense if required by the Bank in its sole discretion.

7.           BB&T Bank Accounts; Bank of Deposit.  On or before April 30, 2010, Advent shall close all of its accounts at Branch Banking and Trust Company (the “BB&T Bank Accounts”) and move all funds in such BB&T Bank Accounts to an account maintained with Bank.  Pursuant to the terms of Section III(C)(2) of the Loan Agreement, all Account Debtors of Advent shall be notified to make payments under Receivables directly to the Bank, in accordance with the Bank’s standard lockbox agreement.  Each Borrower shall at all times maintain its primary deposit accounts with Bank.

8.           Post-Closing Conditions.  Bank shall have received, in form and substance satisfactory to Bank, the following:

  (i)      evidence that the insurance policies of Advent, as required by the Loan Agreement, are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Bank on or before March 26, 2010; and

  (ii)      a favorable opinion of counsel for Advent addressed to the Bank on or before April 2, 2010.

9.           Purchase Agreement.  Attached hereto as Exhibit A is a true, correct and complete copy of the Purchase Agreement, which will be executed in connection with the Acquisition.  The Purchase Agreement has not been modified, changed, supplemented, canceled, amended or otherwise altered or affected; and neither the Purchase Agreement nor any of the Seller Notes will be modified, changed, supplemented, canceled, amended or otherwise altered, waived or affected without the Bank’s prior written consent.  The Acquisition will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement and with all applicable laws.  Versar promptly notify the Bank when the Purchase Agreement has been executed and is effective.

10.         Limitation of Consent, Waiver and Amendments.  The consent, waiver and amendments set forth in Sections 2 through 6, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a waiver of any existing or future Default or a consent to amend or modify any other term or condition of any Loan Documents, other than as necessary to the consummation of the transactions contemplated by the Purchase Agreement, or (b) otherwise prejudice any right or remedy which the Bank may now have or may have in the future under or in connection with any Loan Documents.  The Bank’s agreement to consent to the Acquisition and the consent, waiver and amendments set forth herein shall in no way obligate the Bank to make any other modifications to the Loan Agreement or to waive the Borrower’s continued compliance with any other terms of the Loan Documents, and shall not limit or impair the Bank’s right to demand strict performance of all other terms and covenants as of any date.

11.           Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Bank that:

(a)           It has the power and authority to enter into and to perform this Agreement, to execute and deliver all documents relating to this Agreement, and to incur the obligations provided for in this Agreement, all of which have been duly authorized and approved in accordance with the Borrower’s organizational documents;

(b)           This Agreement, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower and all guarantors, if any, as the case may be, in accordance with their respective terms;

(c)           Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Bank, all representations and warranties made in the Loan Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

(d)           The Borrower’s obligations under the Loan Documents remain valid and enforceable obligations;

(e)           As of the date hereof, the Borrower has no offsets or defenses against the payment of any of the Obligations and no claims against the Bank; and

(f)           As of the date hereof, no Default exists, other that the Versar International Default.

12.           Waiver of Claims.  As a specific inducement to the Bank without which the Borrower acknowledges the Bank would not enter into this Agreement and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Bank, as of the date hereof, arising out of or relating to the Loan Agreement or any Loan Document whether sounding in contract, tort or any other basis.

13.           Conditions of Effectiveness.  This Agreement shall become effective when, and only when, the Bank shall have received:

(i)          this Agreement, executed by each Borrower;

(ii)         the Joinder Agreement substantially in the form attached hereto as Exhibit B, executed by each Borrower;

(iii)        the Subordination Agreement substantially in the form attached hereto as Exhibit C, executed by each Borrower and each Junior Creditor named therein;

(iv)        true and complete copies of the organizational documents and governing documents and all recorded amendments thereto of Versar International and Advent for its respective jurisdiction of organization;

(v)         good standing certificate of Versar International and Advent for its respective jurisdiction of organization and for each jurisdiction in which Versar International and Advent conducts business as of a date no earlier than thirty (30) days prior to the date of this Agreement;

(vi)        a certificate dated as of the date of this Agreement by the Secretary of Versar International and Advent covering:

(A)           true and complete copies of Versar International and Advent’s organizational and governing documents and all amendments thereto;

(B)           true and complete copies of the resolutions of its respective Board of Directors authorizing (1) the execution, delivery and performance of the Loan Documents to which it is a party, (2) the borrowings under the Loan Documents, and (3) the granting of the Liens contemplated by the Loan Agreement and the Loan Documents to which Versar International and Advent is a party;

(C)           the incumbency, authority and signatures of the officers of Versar International and Advent authorized to sign this Agreement and the other Loan Documents to which Vesar International and Advent is a party; and

(D)           the identity of current directors, common stock holders and other equity holders of Versar International and Advent, as well as their respective percentage ownership interests;

(vii)        certified copies, dated as of a recent date, of financing statement searches of Versar International and Advent, as the Bank shall request, accompanied by written evidence (including any termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, will be terminated or released;

(viii)        evidence satisfactory to the Bank that financing statements in form and substance reasonably satisfactory to the Bank have been properly filed in each office where necessary to perfect the security interest of the Bank in the Collateral of Versar International and Advent;

(ix)        evidence satisfactory to the Bank that the insurance policies of Versar International, as required by the Loan Agreement, are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Bank;

(x)        the favorable opinion of counsel for Versar International addressed to the Bank; and

(xi)       payment of the Bank’s attorneys’ fees and expenses regarding this Agreement, the Joinder Agreement and the review of the Acquisition Agreement.

14.           Loan Documents.  The other “Loan Documents”, as defined in the Note, are hereby modified to the extent necessary to carry out the purposes of this Agreement.

15.           Outstanding Balance.  The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is Zero Dollars ($0.00) and that there are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.

16.           No Impairment.  This Agreement shall become a part of the Loan Agreement by reference and nothing herein contained shall impair the security now held for the Obligations, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended.  Furthermore, the Bank does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the Obligations.

17.           No Novation.  The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Loan Agreement, or any of the other Loan Documents.

18.           Ratification.  Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed.  A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

19.           Applicable Law; Binding Effect.  This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

20.           Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Agreement.

[Signatures Appear on the Following Pages]

WITNESS the following signatures and seals.

UNITED BANK		[SEAL]

By:	/s/ E. Allen Schirmer
E. Allen Schirmer
Senior Vice President

[Signature Page to 8th Modification Agreement]

VERSAR, INC.		[SEAL]

By:	/s/ James Charles Dobbs
Name: James Charles Dobbs
Title: Senior Vice President

GEOMET TECHNOLOGIES, LLC		[SEAL]

By:	/s/ James Charles Dobbs
Name: James Charles Dobbs
Title: Vice President

VERSAR GLOBAL SOLUTIONS, INC.		[SEAL]

By:	/s/ James Charles Dobbs
Name: James Charles Dobbs
Title: Vice President

VEC CORP.		[SEAL]

By:	/s/ James Charles Dobbs
Name: James Charles Dobbs
Title: Vice President

VERSAR INTERNATIONAL, INC.		[SEAL]

By:	/s/ James Charles Dobbs
Name: James Charles Dobbs
Title: Vice President

ADVENT ENVIRONMENTAL, INC.		[SEAL]

By:	/s/ Jeffrey C. Smoak
Name: Jeffrey C. Smoak
Title: President

[Signature Page to 8th Modification Agreement]